Post-Effective Amendment No. 6 to
                                                         SEC File No. 70-8593

                           SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.  20549
                                        FORM U-1
                                   APPLICATION UNDER
                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")

                      GENERAL PUBLIC UTILITIES CORPORATION ("GPU")
                                 100 Interpace Parkway
                              Parsippany, New Jersey 07054

                            ENERGY INITIATIVES, INC. ("EI")
                           EI SERVICES, INC. ("EI Services")
                   One Upper Pond Road, Parsippany, New Jersey 07054

                    JERSEY CENTRAL POWER & LIGHT COMPANY ("JCP&L") 300 Madison Avenue, Morristown, New Jersey 07960

                         METROPOLITAN EDISON COMPANY ("Met-Ed")
                      P.O. Box 16001, Reading, Pennsylvania 19640

                       PENNSYLVANIA ELECTRIC COMPANY ("Penelec")
                    1001 Broad Street, Johnstown, Pennsylvania 15907

                           GPU SERVICE CORPORATION ("GPUSC")
                  100 Interpace Parkway, Parsippany, New Jersey 07054
                       (Names of companies filing this statement
                          and addresses of principal offices)

                         GENERAL PUBLIC UTILITIES CORPORATION
           (Name of top registered holding company parent of the applicants)

          T. G. Howson, Vice President       Michael J. Connolly, Esq.
           and Treasurer                     Assistant General Counsel
          M.A. Nalewako, Secretary           GPU Service Corporation
          GPU Service Corporation            100 Interpace Parkway
          100 Interpace Parkway              Parsippany, New Jersey 07054
          Parsippany, New Jersey  07054

          R. S. Cohen, Secretary             W. A. Boquist, II, Vice
          Jersey Central Power &              President - Legal Services
           Light Company                     Metropolitan Edison Company
          300 Madison Avenue                 Pennsylvania Electric Company
          Morristown, New Jersey  07960      P.O. Box 16001
                                             Reading, Pennsylvania  19640

          B. L. Levy, President              Douglas E. Davidson, Esq.
          K. A. Tomblin, Secretary           Berlack, Israels & Liberman LLP
          Energy Initiatives, Inc.           120 West 45th Street
          EI Services, Inc.                  New York, New York  10036
          One Upper Pond Road
          Parsippany, New Jersey  07054

           _________________________________________________________________
                      (Names and addresses of agents for service)





               GPU, EI, EI Services, JCP&L, Met-Ed, Penelec and GPUSC  hereby post-effectively amend the Application on Form U-1, docketed in SEC

          File No. 70-8593, as heretofore amended, as follows:

                    1.   By amending the last sentence of paragraph L thereof

          to read in its entirety as follows:



                         Applicants request that Commission reserve
                    jurisdiction pending completion of the record over (i) the authorization requested herein in paragraph I with respect to the performance of services and sale of goods by Subsidiary Companies, Initiatives, GPUSC and the Operating Companies for or to Exempt Entities and Subsidiary Companies and (ii) the reporting requirements with respect to the proposed transaction.







































                                       SIGNATURE

                    PURSUANT  TO  THE  REQUIREMENTS  OF  THE  PUBLIC  UTILITY

          HOLDING COMPANY  ACT OF 1935,  THE UNDERSIGNED COMPANIES  HAVE DULY

          CAUSED  THIS STATEMENT TO BE  SIGNED ON THEIR  BEHALF BY THE UNDER-

          SIGNED THEREUNTO DULY AUTHORIZED.



                                        GENERAL PUBLIC UTILITIES CORPORATION
                                        JERSEY CENTRAL POWER & LIGHT COMPANY
                                        METROPOLITAN EDISON COMPANY
                                        PENNSYLVANIA ELECTRIC COMPANY
                                        GPU SERVICE CORPORATION



                                        By: ________________________________
                                            T.G. Howson
                                            Vice President and Treasurer


                                        ENERGY INITIATIVES, INC.
                                        EI SERVICES, INC.


                                        By: ________________________________
                                            B.L. Levy
                                            President



          Date:  January 19, 1996